                                                                Exhibit 10.23

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made, entered into and effective as of the 20th day of March, 2006 between Omrix Biopharmaceuticals, Inc., a Delaware corporation having registered offices in Wilmington, Delaware (the "Company"), and Robert Taub, residing in Brussels, Belgium and New York, New York (the "Executive").

     WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of December 31, 1998, as amended, (the "Former Employment Agreement"), pursuant to which, inter alia, the Executive is employed by the Company as its Chief Executive Officer ("CEO"); and

     WHEREAS, the parties have mutually agreed that it would inure to their respective benefit for the Executive to remain as President and CEO of the Company under a new employment agreement and that all prior agreements regarding the Executive's employment with the Company including without limitation, the Former Employment Agreement, shall be superseded and hereby terminated;

     NOW, THEREFORE, in consideration of the covenants and promises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive agree as follows:

     1. Employment Period.

     a. The Company offers to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and subject to the conditions of this Agreement during the Term, as defined below, unless terminated prior thereto in accordance with the provisions of paragraph 7 herein below, in which case the provisions of paragraph 7 herein below shall govern the parties' rights and obligations upon termination. The Initial Term of this Agreement and the Executive's employment hereunder shall commence upon the completion of a public offering of the Company's securities (the "Commencement Date") and terminate on the third anniversary of the date of the Commencement Date (the "Scheduled Separation Date"), provided, however, that commencing on the Scheduled Separation Date and each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than six months prior to such anniversary, the Company or the Executive shall have given written notice to the other party that the Term shall not be extended (the Initial Term and the period of any extended term hereunder shall hereinafter be referred to as the "Term").

     2. Position and Duties.

     a. During the Term of the Executive's employment hereunder, the Executive will serve in the position, and assume and perform, to the satisfaction of the Company's Board of Directors, the duties and responsibilities consistent with the position of President and Chief Executive Officer, as well as such further and other duties and responsibilities required from time to time by the Company's Board of Directors. In the performance of his duties and responsibilities, the Executive shall follow such rules and procedures as may be required by the Company's Board of Directors, including, without limitation, compliance with all internal rules and procedures promulgated or established by the Company's Board of Directors.

     b. During the Term of the Executive's employment hereunder, the Executive agrees diligently and conscientiously to devote all of his business time, skill, energy and best business efforts to performing his duties and responsibilities hereunder, subject to the provisions of this Agreement; provided, however, that it shall not be considered a violation of the foregoing for the Executive to manage his or her personal investments or to serve on corporate or industry boards or committees listed on Exhibit A hereto. The Company acknowledges that the Executive's engaging in such activities is permitted by, and does not conflict with or violate this Agreement (including, without limitation, the Executive's obligations set forth in paragraphs 2(b), 3, 8 and 9), provided however, that the Executive's engagement in such activities specified in Exhibit A does not unreasonably interfere with his ability to perform his duties and responsibilities under this Agreement or cause material competitive harm to the Company and/or its affiliates. To the extent that in the future the Executive desires to serve on a corporate or industry board or committee not listed on Exhibit A, the Company's Board of Directors will consider the Executive's request, which shall include an indication of whether such new activity is a replacement for or an addition to an activity on Schedule A. The Company's Board of Directors will promptly consider and not unreasonably withhold its approval of such a request by the Executive.

     c. The Executive represents and warrants that he has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by executing this Agreement he is not breaching any contract or legal obligation he owes to any third party. The Executive agrees that, in the event that he commits a breach of this paragraph 2(c), he will indemnify and hold harmless the Company and its officers, directors, shareholders, parents, affiliates, subsidiaries, successors, predecessors, licensees, assigns and agents, to the farthest extent of the law, from and against any and all claims, losses, damages (including, without limitation, compensatory, statutory, incidental and punitive damages) and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising out of or related to such breach.

     d. The Executive represents and warrants that no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of his obligations under this Agreement in all material respects.

     3. No Conflicts. The Executive covenants and agrees that for so long as he is employed by the Company, the Executive shall inform the Company of each and every business opportunity related to the business of the Company of which the Executive becomes aware, and that the Executive will not, directly or indirectly, exploit any such opportunity for the Executive's own account, nor will the Executive render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company's best interests or which is in competition with the Company.

     4. Hours of Work. The Executive's normal days and hours of work shall coincide with the Company's regular business hours. The nature of the Executive's employment with the Company requires flexibility in the days and hours that the Executive must work, and may necessitate that the Executive work on other or additional days and hours.

     5. Location. The focus of the Executive's employment with Company shall be wherever appropriate, including: New York, New York (or other such location in the U.S. as determined by the Executive); the Company's facilities at Chaussee de Waterloo, 200 1640 Rhode-St. Genese, Belgium; and the Company's facilities in Israel.

     6. Compensation.

     a. Base Salary. During the Term of the Executive's employment hereunder, the Company shall pay or cause to be paid to the Executive, and the Executive agrees to accept, in consideration for the Executive's services, monthly pro rata payments, as earned and consistent with the Company's then-existing payroll practices, of the annualized base salary of $400,000.00. All items of compensation payable to Executive pursuant to this paragraph 6 shall be paid directly to Executive or to an entity under his control, as Executive may direct, in either case less all applicable taxes and other appropriate deductions. The Executive shall receive an annual performance review, but the decision to modify the Executive's base salary, and the amount of any such modification, shall be at the sole discretion of the Company's Board of Directors.

     b. Stock And Equity Incentive Plans.

          1. During the Term of the Executive's employment hereunder, the Executive shall be eligible to participate in the Company's 2004 Equity Incentive Plan or its successor plan (the "Plan") in accordance with the terms and conditions of the Plan and of any agreements between the parties or grant documents relating thereto. Except as set forth in paragraph 6(b)(2) herein below, the decision to grant any award to the Executive pursuant to the Plan, and the amount of any such award, shall be within the sole discretion of the Company's Board of Directors.

          2. (a) In addition, subject to paragraphs 6(b)(2)(b) and 7 herein below, the Company shall cause the Executive to be granted an aggregate of 100,000 shares of stock of the Company pursuant to the Plan (the "Granted Shares"), the vesting schedule of which shall be as follows: 75,000 shares shall become vested on the date of this Agreement and 25,000 shares shall vest on the earlier of an IPO or the first anniversary of the date of this Agreement (the "First Anniversary") or the occurrence of a "Change of Control."

          (b) The Executive's rights in respect of vesting of the Granted Shares described in paragraph 6(b)(2)(a) are conditional upon the following: (i) the Executive has not voluntarily resigned from his employment with the Company and as a member of the Company's Board of Directors prior to the First Anniversary; and (ii) the Executive has not been removed and/or been terminated for "Cause" from his employment with the Company and from the Company's Board of Directors prior to the First Anniversary. In either case, any of such Granted Shares that have not previously vested shall not vest by operation of this paragraph, and the Company shall have the right thereafter to repurchase any Granted Shares that have not yet vested as of the date of such termination for a purchase price of $0.01 per share by delivering such notice and such purchase price to the Executive within thirty (30) days of such termination or removal.

          (c) All options to purchase Common Stock of the Company that were previously granted to the Executive pursuant to the equity compensation plans maintained by the Company, including without limitation the Company's 1998 Stock Incentive Plan, shall remain subject to the terms and conditions of such option grant(s) and the plan under which such options were granted.

          (d) For purposes of this Agreement, "Change of Control" shall mean the first to occur of any of the following:

                    1. any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and
(C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

                    2. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

                    3. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

                    4. the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) an offering of securities of the Company that is registered with the Securities and Exchange Commission or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (e) For purposes of this Agreement, "Cause" shall mean: (i) the failure by the Executive to render services to the Company in accordance with his assigned duties and responsibilities under this Agreement (other than any such failure resulting from the

Executive's Disability), which failure continues for a period of more than thirty (30) days after written notice thereof has been provided to the Executive by the Company's Board of Directors; (ii) willful misconduct or gross negligence of the Executive in the performance of his duties and responsibilities for the Company or any of its subsidiaries or affiliates under this Agreement; (iii) the Executive's conviction of, or plea of guilty or nolo contendre to, a felony, whether or not committed in the course of performing his duties for the Company or any of its subsidiaries or affiliates; (iv) the Executive's disloyalty, deliberate dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement; (v) the commission by the Executive of embezzlement, theft or any other fraudulent act or omission; (vi) the commission by the Executive of any act or omission in deliberate disregard of the rules or policies of the Company that results in material loss, damage or injury to the Company or any of its subsidiaries or affiliates or materially adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries or affiliates; (vii) the unauthorized disclosure by the Executive of any "Confidential Information," as that term is defined in paragraph 8 herein below, that results in material loss, damage or injury to the Company or any of its subsidiaries or materially adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries or affiliates; (viii) the commission by the Executive of any act that constitutes unfair competition with the Company or any of its subsidiaries or affiliates;
(ix) the material breach by the Executive of any agreement to which he and the Company or any of its subsidiaries or affiliates are parties that results in material loss, damage or injury to the Company or any of its subsidiaries or affiliates, or materially adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries or affiliates.

     c. Group Health Insurance. During the Term of the Executive's employment hereunder, the Company shall continue to pay or reimburse Executive for premium payments and other costs actually paid or incurred by the Executive to maintain Executive's health and medical insurance policy for himself and his family with Signal Versicherungen (or with such other health care provider as the Executive shall choose), and will pay or reimburse Executive for any additional or incremental costs for health and medical insurance coverage required in connection with Executive's performance of services hereunder in the United States provided however, that the Executive shall cooperate with the Company in obtaining such policy and other coverage on the most cost-efficient terms.

     d. Vacation. During the Term of the Executive's employment hereunder, the Executive shall be entitled to twenty-five (25) vacation days per fiscal year, which amount shall be pro-rated for any partial fiscal year during which the Executive is employed by the Company. The Executive shall be entitled to carry over 10 (ten) unused vacation days earned in any fiscal year through the first half of the next fiscal year, following which period any such unused vacation days shall be forfeited.

     e. Holidays. During the Term of the Executive's employment hereunder, the Executive shall be entitled to all legal holidays observed by the Company in its offices in Belgium or the United States, according to where the Executive is working on such a day, in addition to his vacation days described in paragraph 6(d) herein above.

     f. Retirement Plan. During the Term of the Executive's employment hereunder, the Executive shall be eligible to participate in the Company's retirement plan, in accordance with the terms and conditions of such plan, if and when the Company adopts such a plan and as such plan may be in effect from time to time.

     g. Life Insurance. During the Term of the Executive's employment hereunder, the Company shall reimburse the Executive for the premiums actually paid by him to procure and maintain a term life insurance policy for the benefit of the beneficiary designated by the Executive (or to maintain an existing term life insurance policy) having a death benefit equal to two times the Executive's base salary (as in effect from time to time). In the event that the Executive currently maintains a term life insurance policy having a death benefit greater than two times his base salary, in lieu of the Executive procuring a new term life insurance policy that has a death benefit not greater than two times his base salary, the Company shall pay a pro-rata share of the premium for such policy calculated by multiplying the premium payment by a fraction, the numerator of which is equal to two times the Executive's base salary and the denominator of which is the death benefit of such policy, provided however, that the Executive shall cooperate with the Company in obtaining such policy on the most cost-efficient terms.

     h. Annual Bonus. During the Term of the Executive's employment hereunder, the Executive shall be eligible to participate in the Company's management bonus plan, as shall be set forth from time to time, and in accordance with the terms and provisions thereof ("Annual Bonus"). In the event that the Executive becomes entitled to an Annual Bonus in accordance with the terms and conditions of such a plan, the Executive's annual bonus shall be no less than 25 percent of his then-current base salary.

     i. Automobile. During the Term of the Executive's employment hereunder, the Company shall continue to provide an Audi A6 automobile to the Executive pursuant to the lease arrangements in effect on the date of this Agreement for use by the Executive in connection with his performance of services in Brussels, Belgium. The Company shall pay all reasonable expenses incurred by the Executive for the operation, maintenance and repair of such automobile. If this Agreement is still in effect at such time as the acquisition of a new automobile is appropriate, as determined by the Company in its sole discretion, the Company shall provide the Executive with a new automobile comparable to the present Audi A6. The Company shall not be required to provide Executive with an automobile in connection with his performance of services in the U.S.

     j. Relocation Expenses. The cost of relocating the executive and his wife to the U.S. and the cost of the return back to Belgium will be paid by Omrix. Such costs will include real estate fees, household moving expenses, if any, and costs customarily involved in personnel relocations.

     During the Term of the Executive's employment hereunder, if Executive relocates to the U.S. (initially, New York City), (i) the Company shall either lease a suitable fully furnished, fully serviced, two-bedroom apartment in Manhattan, New York City (the "Apartment"), for the Executive to reside in or reimburse the Executive for lease payments actually incurred by the Executive in respect of renting such an apartment; (ii) pay or reimburse the Executive for all relocation expenses paid or incurred by him in connection with his move to such premises; (iii) in the event Executive leases the Apartment, pay or reimburse Executive for all expenses paid or incurred by him in connection with the leasing and occupancy of such apartment, including broker's or agent's commissions, furniture and furnishings, advance of any required security deposit (which security deposit, upon reimbursement to the Executive shall be remitted by the Executive back to the Company); and (iv) in addition to air fare and travel expenses incurred by the Executive related to performing his duties and responsibilities hereunder, the Company shall pay or reimburse the Executive and his wife for the business class air fare for up to 4 round trips between Brussels,

Belgium and New York, New York in each year of the term of this Agreement. To obtain reimbursement of any expenses, the Executive shall be required to submit receipts or other appropriate documentation to the Company evidencing the Executive's actual expenditures.

     During the temporary assignment in Manhattan, the Executive may incur living costs that exceed what the Executive customarily has been paying in Belgium for such costs. In order to compensate for this difference, Omrix will reimburse the Executive up to $5,000 for every month spent in New York, New York.

     If the reimbursement of any of the above-described expenses is required to be included in the Executive's U.S. taxable income, Omrix will make a gross-up payment to the Executive to equalize any resulting taxes.

     As a general statement, it is not intended that the Executive's move to the U.S. should generate any incremental income taxes to him. However, in the event that the move does generate incremental income taxes, the Company will make such payments necessary to equalize the income tax situation to what existed prior to his moving to the U.S. The Company will bear the cost of a third party tax auditor who will determine the extent of any incremental taxes due to the employee.

     In the event that the relocation of the Company's U.S. offices is determined to be in a place other than New York, New York, the same provisions of section j immediately above will apply.

     7. Termination.

     a. Death.

          1. In the event that, during the Initial Term, the Executive dies, this Agreement and the Executive's employment with the Company shall automatically terminate on the date of the Executive's death, and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive's heirs, administrators or executors (a) any earned but unpaid base salary and any unused and unforfeited accrued vacation through the date of death; (b) an amount equal to the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above through the Scheduled Separation Date or for a period of one year from the date of the Executive's date of death, whichever is longer; and (c) an amount to cover the cost of relocation of the Executive's family back to Belgium.

          2. In the event that the Initial Term is extended or renewed by operation of paragraph 1.a. for a period of at least one year subsequent to the Scheduled Separation Date and the Executive shall die during the extended Term, this Agreement and the Executive's employment with the Company shall automatically terminate on the date of the Executive's death, and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive's heirs, administrators or executors (a) any earned but unpaid base salary and any unused and unforfeited accrued vacation through the date of death; (b) an amount equal to a pro rata portion of any Annual Bonus awarded to the Executive in respect of the bonus year in which his death occurred; (c) an amount equal to the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above for the one-year period of one year from the date of death; (d) an amount equal to the most recent full or pro rata, as applicable, Annual Bonus paid to the Executive prior to his death; and (e) an amount to cover the cost of relocation of the Executive's family back to Belgium.

     b. Disability.

          1. In the event that, during the Term of this Agreement, including any extension or renewal period thereof, the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of illness, injury or incapacity, with or without reasonable accommodation that does not impose undue hardship on the Company, for a period of not less than ninety (90) consecutive days ("Disability"), then the Company, in its sole discretion, may terminate this Agreement and the Executive's employment with the Company with immediate effect by providing written notice to the Executive.

          2. In the event that the Company terminates this Agreement and the Executive's employment with the Company during the Initial Term of the Executive's employment hereunder, because of a Disability, the Company shall thereafter have no further obligations or liability to the Executive with respect to compensation and benefits thereafter, except for the obligation to pay to the Executive (a) any earned but unpaid base salary any unused and unforfeited accrued vacation through the date of termination; (b) an amount equal to the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above through the Scheduled Separation Date or for a period of one year from the date of termination, whichever is longer; and (c) an amount to cover the cost of relocation of the Executive's family back to Belgium.

          3. In the event that the Initial Term is extended or renewed by operation of paragraph 1.a. for a period of at least one year subsequent to the Scheduled Separation Date and the Company terminates this Agreement and the Executive's employment with the Company because of a Disability during the extended Term, the Company shall have no further obligations or liability to the Executive with respect to compensation and benefits, except for the obligation to pay to the Executive (a) any earned but unpaid base salary and any unused and unforfeited accrued vacation through the date of termination; (b) a pro rata portion of any Annual Bonus awarded to the Executive in respect of the bonus year in which his termination occurred; (c) the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above for a period of one year from the date of termination; and (d) an amount equal to the most recent full or pro rata, as applicable, Annual Bonus paid to the Executive prior to his termination; and (e) an amount to cover the cost of relocation of the Executive's family back to Belgium.

     c. By The Company For "Cause" or By The Executive Without "Good Reason." At any time during the Term of this Agreement, including any extension or renewal period thereof, the Company may terminate this Agreement and the Executive's employment with the Company, with immediate effect, for "Cause," as that term is defined in paragraph 6(e) herein above, by providing written notice to the Executive. At any time during the Term of this Agreement, including any extension or renewal period thereof, the Executive may voluntarily terminate this Agreement and his employment with the Company without "Good Reason" (as defined below) upon ninety (90) days prior written notice to the Company. In the event that the Company terminates this Agreement and the Executive's employment with the Company for "Cause," or the Executive terminates this Agreement and his employment without Good Reason, the Company shall thereafter have no further obligations or liability to the Executive with respect to compensation and benefits thereafter, except for the obligation to pay to the Executive (a) any earned but unpaid base salary through the date of termination and (b) any unused and unforfeited accrued vacation through the date of termination.

     d. By The Executive Because Of A "Change Of Control."

          1. At any time during the Term of this Agreement, including any extension or renewal period thereof, the Executive may terminate this Agreement and his employment with the Company following a Change of Control upon at least one (1) months' prior written notice to the Company if (i) a Change of Control, as that term is defined in paragraph 6(b)(2)(c) above occurs and (ii) during the one-year period following such Change in Control, (x) the Executive's duties and responsibilities hereunder for the Company are materially reduced or diminished and such reduction, diminution continues uninterrupted for a period of at least one (1) month, or (y) the Executive is required to relocate the focus of his duties hereunder to a location other than New York City or Brussels, Belgium. In the event that the Executive terminates this Agreement and his employment with the Company in the event of a Change of Control, the Company shall have no further obligations or liability to the Executive with respect to compensation and benefits, except for the obligation to pay or provide to the Executive (a) any earned but unpaid base salary and any unused and unforfeited accrued vacation through the date of termination; (b) a pro rata portion of any Annual Bonus awarded to the Executive in respect of the previous bonus year in which his terminated occurred (for the avoidance of doubt, if the Executive received an Annual Bonus of $100,000 for the previous year and terminates this Agreement because of a Change of Control, effective after eight (8) months of the current year, the Executive would be paid eight twelfths or two thirds of the previous year's Annual Bonus, in this case, $66,667); (c) the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above for a period of 2 years from the last date of the Executive's employment with the Company, (d) coverage under all healthcare benefits in place at the time of termination for a period of one (1) year following the termination, and
(e) the vesting provisions for stock options and granted stock as enumerated in the then prevailing Stock Option Plan with regard to a termination occurring as a result of a Change of Control, provided however, that in the event that the Executive's last date of employment with the Company occurs less than one (1) month after the Company's receipt of the Executive's written notice of termination because of a Change of Control, the Executive shall not be entitled to any portion of the compensation described in this paragraph 7d. Any expenses, including relocation expenses not reimbursed by the Company at the time of termination should be submitted within one (1) month of the time of termination, with appropriate documentation, to the Chairman of the Board for review and prompt payment, if warranted.

          2. If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company) (such payments or benefits, excluding the Gross-Up Payment as defined below, being hereinafter referred to as the "Total Payments"), will be subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code of 1986, as amended, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any excise tax on the Total Payments and any federal, state and local income and employment taxes and excise tax upon the Gross-Up Payment, shall be equal to the Total Payments. All determinations required to be made under paragraph, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Company and reasonably acceptable to the Executive which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this paragraph 8(d)(2), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this paragraph 8(2)(b), the Executive becomes entitled to receive any refund with respect to the excise tax, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

     e. By The Executive For "Good Reason" or By the Company Without Cause.

          1. At any time during the Term of this Agreement, including any extension or renewal period thereof, the Executive may terminate this Agreement and his employment with the Company for "Good Reason" upon at least at least thirty (30) days prior written notice to the Company, or the Company may terminate this Agreement and the Executive's employment with the Company without cause upon thirty (30) days prior written notice to the Executive, such prior written notice by both parties commencing upon the failure, acknowledged by either party in writing, that the good faith negotiations entered into for dispute resolution (see section 10 below) are no longer in effect. For purposes of this Agreement, "Good Reason" shall mean: (a) a material diminution of the Executive's duties and responsibilities hereunder for the Company which continues uninterrupted for a period of at thirty (30) days; or (b) any reassignment of the Executive or any relocation of the Executive's permanent position with the Company from either the Company's present office near Brussels, Belgium or from the Executive's work location initially in New York, New York (or at another U.S. location agreed to by the Executive as per section 5 above); (c) a material change in the focus or business direction of the Company that continues uninterrupted for a period of at least three (3) months;
(d) a material default by the Company of a material term of this Agreement that continues uncured for more than thirty (30) days; (e) a failure of the business operations of the Company that results in the closing of the Company's operations; (f) a change in the Executive's title to exclude the term Chief Executive Officer; or (g) a change in the Executive's reporting relationship to anything other than to the Omrix Board of Directors.

          2. Notwithstanding anything to the contrary contained herein, no event of "Good Reason" shall be deemed to have occurred unless and until the Executive shall have provided written notice to the Chairman of the Board of Directors of the Company describing the facts and circumstances that the Executive believes constitute "Good Reason" and such facts and circumstances are not corrected or otherwise cured by the Company within a thirty (30) day period or within the subsequent good faith dispute resolution period that immediately follows this thirty (30) day period.

          3. In the event that the Executive terminates this Agreement and his employment with the Company for "Good Reason," or the Company terminates this Agreement and the Executive's employment without Cause, the Company shall have no further obligations or liability to the Executive with respect to compensation and benefits, except for the following obligations to pay or provide to the Executive (a) any earned but unpaid base salary and any unused and unforfeited accrued vacation through the date of termination; (b) a pro rata portion of any Annual Bonus awarded to the Executive in respect of the previous bonus year in which his terminated occurred (for the avoidance of doubt, if the Executive received an Annual Bonus of $100,000 for the previous year and terminates this Agreement for Good Reason or the Company terminates this Agreement and the Executive's employment without cause, effective after eight
(8) months of the current year, the Executive would be paid eight twelfths or two thirds of the previous year's Annual Bonus, in this case, $66,667); (c) the Executive's base salary payable in accordance with the procedures set forth in paragraph 6(a) herein above for a period of 2 years from the last date of the Executive's employment with the Company, (d) coverage under all healthcare benefits in place at the time of termination for a period of one (1) year following the termination, and (e) the vesting provisions for stock options and granted stock as enumerated in the then prevailing Stock Option Plan with regard to a termination occurring as a result of a Termination of Employment or Service. Any expenses, including relocation expenses not reimbursed by the Company at the time of termination should be submitted within one (1) month of the time of termination, with appropriate documentation, to the Chairman of the Board for review and prompt payment, if warranted.

     f. Non-Renewal Of Agreement.

          1. In the event that either party shall provide a notice of non-renewal in accordance with the procedures set forth in paragraph 1 herein above (or if the parties mutually elect not to extend or renew this Agreement), this Agreement and the Executive's employment with the Company shall automatically terminate as of the Scheduled Separation Date or the anniversary of the Scheduled Separation Date next following the date of such notice, as the case may be. The Company shall have no further obligations or liability to the Executive with respect to compensation and benefits thereafter, except for the obligation to pay to the Executive (a) any earned but unpaid base salary through the date of termination; (b) any unused and unforfeited accrued vacation through the date of termination; and (c) any expenses, including relocation expenses not reimbursed by the Company at the time of termination, which should be submitted by the Executive within one (1) month of the time of termination, with appropriate documentation, to the Chairman of the Board for review and prompt payment, if warranted.

     g. All payments to the Executive described in this paragraph 7 shall be paid directly to Executive or to an entity under his control, as Executive may direct, in either case subject to the Company's deduction from all such payments all applicable taxes and other appropriate deductions.

     h. Granted Shares. In the event that this Agreement and the Executive's employment with the Company terminates pursuant to paragraphs 7(a), (b), or (d) herein above, the Executive shall retain his rights in respect of vesting of the Granted Shares set forth in paragraph 6(b)(2)(a) herein above provided that, other than in the case of the Executive's death, the Executive continues to provide services to the Company (for example, in a consulting capacity or as a continuing member of the Company's Board of Directors) at the time of each such scheduled vesting date. In the event that this Agreement and the Executive's employment with the Company terminates pursuant to paragraphs 7(e), subject to the Executive's compliance with the restrictions set forth in paragraph 9 below, any granted stock that is not vested as of the time of termination will continue its eligibility to vest during the one (1) year period following termination. In the Event that this Agreement and the Executive's employment with the Company terminates pursuant to paragraph 7(c) and the Executive has resigned or been removed as a member of the Company's Board of Directors, the Executive's rights in respect of vesting of the Granted Shares set forth in paragraph 6(b)(2)(a) shall lapse as of the latest date of such termination, resignation and/or removal, pursuant to paragraph 6(b)(2)(b) and any unvested shares shall be forfeited.

     i. Release by Executive: In consideration of the benefits provided under this Agreement, the Executive agrees and covenants (i) to execute at the time of his termination of employment a general release, in the form attached hereto as Exhibit B (the "Release"), of any and all claims he may have or may believe he has against the Company and/or its officers, directors, employees, shareholders, agents and representatives; (ii) not to seek any recovery against the Company or its officers, directors, employees, shareholders, agents or representatives for any cause or reason related to or arising from his employment with the Company or the termination thereof, other than a failure or refusal of the Company to pay him (x) the benefits described in Sections 7b, 7d, or 7e hereof, and (y) the benefits to which he is entitled subsequent to his termination of employment pursuant to the terms of one or more of the Company's employee benefit plans.

     j. Release by Company: In consideration for the release and terms provided under this Agreement, the Company, its successors and assigns, agrees and covenants to execute at the time of the Executive's termination of employment a general release, in the form attached hereto as Exhibit C (the "Release") to completely release the Executive and all his successors and assigns, from any and all claims, actions and causes of action, including those which the Company has or might have concerning the employment relationship between the parties or the termination of employment, up to the date of termination. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged tortuous act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action.

     8. Confidential Information And Assignment Of Inventions. The Executive agrees to abide and be bound by the terms and conditions of the sections entitled "Confidentiality" and "Assignment of Inventions" contained in that certain Employee Confidentiality, Inventions, Non-Solicitation and Non-Competition Agreement dated as of January 13, 2005 (the "Confidentiality Agreement"). Said terms and conditions and any related definitions are incorporated herewith by reference.

     9. Non-Competition And Non-Solicitation.

     a. The Executive agrees and acknowledges that the Confidential Information that he has received and will continue to receive from the Company and/or its affiliates is valuable to the Company and/or its affiliates, and that its protection and maintenance constitutes a legitimate business interest of Company and/or its affiliates to be protected by the non-competition and non-solicitation restrictions set forth herein, and that it would cause drastic and irreparable harm to the Company and/or its affiliates were the Executive to utilize or disclose any Confidential Information in competition with the Company and/or its affiliates. The Executive agrees and acknowledges that the non-competition and non-solicitation restrictions set forth herein are reasonable and necessary to protect the above-described legitimate interests of the Company and/or its affiliates and do not impose undue hardship or burdens on the Executive. The Executive further agrees and acknowledges that the products and services developed or provided by the Company and/or its affiliates are or are intended to be sold, provided, licensed and/or distributed to customers and clients in and throughout the world ("the Geographic Boundary"), and that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition and non-solicitation restrictions set forth herein are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company and/or its affiliates.

     b. The Executive hereby agrees and covenants that he shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, member, principal, partner, shareholder, officer, director, agent, holder of financial interest, or any other individual or representative capacity, in any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated association or government entity ("Person"), whether on the Executive's own behalf or on behalf of any Person or entity or otherwise howsoever (other than as a holder of not more than one percent (1%) of the combined voting power of the outstanding stock of a publicly held company), during the Executive's employment with the Company and for a period of one (1) year following after the termination or cessation of this Agreement and of the Executive's employment with the Company for any reason:

          (i) Directly or indirectly engage in, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the "business of the Company or its affiliates or their successors." The "business of the Company or its affiliates or their successors" is defined as the business of plasma fractionation or manufacturing, selling, researching, distributing, marketing or otherwise conducting business in any way relating to the development, manufacture, sale or distribution of plasma derivative products, (except Peg-liposomal pdFVIII of Recoly) including, without limitation, biological surgical or fibrin adhesives, whether the Company is actually engaged in such business activities or has taken action to begin engaging in such business activities, even if any related services or products are not completed or ready for marketing or distribution, at the time that this Agreement and the Executive's employment with the Company terminates.

          (ii) Directly or indirectly recruit, hire, induce, contact, entice, divert or solicit; attempt to recruit, hire, induce, contact, entice, divert or solicit; or cause to be recruited, hired, induced, contacted, enticed, diverted or solicited, any employee, consultant or independent contractor of the Company and/its affiliates to leave the employment or other relationship with the Company and/or its affiliates for any reason, including, without limitation, for the purposes of providing services to another Person, whether or not any such employee, consultant or independent contractor is party to an employment agreement, consulting agreement, independent contractor agreement or other agreement, provided however, that the Executive may hire or assist in hiring a former employee, consultant or independent contractor of the Company and/or its affiliates who terminated his/her employment, consulting or independent contractor relationship with the Company and/or its affiliates, and unilaterally approached the Company and/or its affiliates, entirely independent of any direct or indirect involvement by the Executive.

          (iii) Directly or indirectly contact, call on, induce, divert, entice, take away or solicit; attempt to contact, call on, induce, divert, entice take away or solicit; or cause to be contacted, called on, induced, diverted, enticed, taken away or solicited, any customer or client of the Company and/or its affiliates, or any business or patronage enjoyed by the Company and/or its affiliates, with whom or with which the Executive was involved or had a relationship, or whose identity became known to the Executive, during or as a result of his employment with the Company, for any purpose or reason related to the business of the Company or its affiliates or their successors.

     c. If any of the restrictive covenants set forth in paragraph 9(b) of this Agreement is held to be invalid, illegal or unenforceable (in whole or in part), such restrictive covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and a court of competent jurisdiction shall have the power to modify, any such restrictive covenant to the extent necessary to render such provision enforceable, and the remaining restrictive covenant shall not be affected thereby.

     d. In the event of a violation of any of the restrictive covenants set forth in paragraph 9(b) of this Agreement, if the Executive is prevented by a court or arbitrator from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in paragraph 9(b) of this Agreement shall be computed by commencing the periods on the date of the applicable court or arbitrators' order and continuing them from that date for the full period provided.

     10. Dispute Resolution. The Executive and the Company agree that prior to entering into a Dispute Resolution procedure as described below, they will attempt in good faith to settle any such disputes amicably. Subject to paragraph 12(d) herein below, the Executive and the Company agree that any and all disputes, controversies or claims, whether based on contract, tort, discrimination, harassment, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive's employment with the Company (including, without limitation, the termination or cessation of this Agreement and the Executive's employment with the Company), shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association ("AAA") and in accordance with the Commercial Arbitration Rules of the AAA. The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitration shall be conducted by a single arbitrator licensed to practice law. The arbitration shall be commenced by filing a demand for arbitration within 60 days after the occurrence of facts giving rise to any such dispute, controversy or claim. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her. The arbitrator may grant any relief authorized by law for any properly established claim. The costs of the arbitration shall be borne by the Company. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accord with the United States Federal Arbitration Act, 9. U.S.C. Section 1, et seq. More specifically, the parties agree to submit to binding such arbitration any and all claims for unpaid salary, bonuses, benefits, stock options or stock incentives, or for alleged discrimination, harassment, or retaliation arising under Sections 1981 through 1988 of Title 42 of the United States Code, the New York State Labor Law, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Age Discrimination in Employment Act of 1967 ("ADEA") (as amended by the Older Workers' Benefits Protection Act ("OWBPA")), the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the New York State Labor Law, the New York State Equal Pay Law, the New York State Human Rights Law, the New York State Executive Law, the Administrative Code of the City of New York, the New York City Human Rights Law, the Delaware Fair Employment Practices Law, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such dispute heard by a court or jury, as the case may be, and agrees that his exclusive procedure to redress any employment-related claims will be arbitration.

     11. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed via United States Certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

          If to the Company (both addresses):

          Omrix Biopharmaceuticals, Inc.
          Chaussee de Waterloo, 200
          B-1640 Rhode St Genese
          Brussels, Belgium
          Telephone: + 32 2 3599123
          Facsimile  + 32 2 3599149
          Attention: Chairman of the Board

          Fredric Price
          Chairman of the Board
          64 Quarry Lane
          Bedford, New York 10506
          Telephone: +1 914-234-2268
          Facsimile: +1 914-234-6684

          If to the Executive (both addresses):

          Robert Taub
          37, Avenue des Eglantiers
          B-1180
          Brussels, Belgium

          20 West 64th Street, Apt 30R
          New York, New York 10023
          U.S.A.

     12. Miscellaneous.

     a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the Executive by the Company, are solely for the furtherance of the Company business.

     b. All construction and interpretation of this Agreement shall be governed by and construed in accord with the internal laws of the State of Delaware, without giving effect to that State's principles of conflicts of law.

     c. The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

     d. The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of paragraphs 8 or 9 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 8 or 9 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of paragraphs 8 or 9 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 11 of this Agreement.

     e. Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

     f. The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and has read and fully understands this Agreement's meaning and legally binding effect. The Executive further affirms that, prior to assenting to the terms of this Agreement, he had been provided with a reasonable time to review it, consult with counsel of his own choice, and to negotiate at arm's length with the Company as to the contents of the Agreement. The Executive further affirms that each party has participated fully and equally in the negotiation and drafting of this Agreement, that the provisions in this Agreement represents accurately the expression of their mutual intent, and that he has entered into this Agreement freely and voluntarily and without pressure or coercion from anyone. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by him or it in entering into this Agreement.

     g. The Company and the Executive agree that the Executive's obligations to the Company during the Executive's employment with the Company, as well as any other obligation of the Executive under this Agreement, may be assigned to any successor in interest to the Company or any division or affiliate of the Company in its sole discretion and without additional consideration or prior notice to the Executive, but that nothing requires the

Company to do so. The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

     h. The Company and the Executive acknowledge and agree that future alterations to the Executive's work hours, number of subordinate employees, sales or promotional budgets, or with businesses affiliated with the Company, or similar changes or alterations may occur periodically during the Executive's employment with the Company. The Company and the Executive agree that the Company, in its sole discretion, may implement material alterations or adjustments in the areas described above for any or no reason and that any such action shall not constitute a breach of this Agreement so long as the Company continues to perform its obligations as provided by this Agreement.

     i. This instrument (including the Exhibits hereto) constitutes the entire Agreement between the parties regarding its subject matter. This Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement and the Executive's employment with the Company, including, without limitation, the Former Employment Agreement and the Consulting Agreement, dated as of January 13, 2005, between the Company and the Executive, and each pre-existing agreement is hereby terminated in its entirety, except for the following agreements: (i) that certain "Stockholders' Agreement By and Among Omrix Pharmaceuticals, Inc. and the Common Stockholders Listed on Exhibit A Hereto" dated as of January 13, 2005; (ii) that certain "Investors' Rights Agreement By and Among Omrix Pharmaceuticals, Inc. and the Common Stockholders Listed on Exhibit A Hereto" dated as of January 13, 2005; (iii) the Company's 1998 Stock Incentive Plan; (iv) the Company's 2004 Equity Incentive Plan and any successor plan; and (v) that certain "Director Indemnification Agreement" between the Company and the Executive dated as of January 13, 2005. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may only be amended by a writing signed by the Company and the Executive.

     j. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, to be effective as of the date first above written.


                                        By: /s/ Robert Taub
                                            ------------------------------------
                                            ROBERT TAUB


                                        OMRIX BIOPHARMACEUTICALS, INC.


                                        By: /s/ Fredric Price
                                            ------------------------------------
                                        Name: Fredric Price
                                        Title: Chairman of the Board

EXHIBIT A

The Company acknowledges that the Executive maintains the following ownership interests and investments and may as a result serve as a member of the board of directors of the entities listed below: (i) ownership of the controlling interest in Romata Holding AG, a Swiss holding corporation having no employees that is the sole shareholder of Recoly N.V.; (ii) ownership of the controlling interest in Recoly, N.V., a Netherlands Antilles holding corporation having no employees that is the sole shareholder of Opperbas Holding B.V.; (iii) ownership of the controlling interest in Opperbas Holding B.V., a Netherlands corporation engaged in ownership of intellectual property and related licensing and research and development activities and a party to a funding agreement with Omri Laboratories, Ltd. for the financing of the research activities of Omri Laboratories, Ltd.; (iv) ownership of the controlling interest in Omri Laboratories, Ltd., an Israeli corporation engaged in the ownership of patents and patent applications and developing proprietary technologies and pharmaceuticals, including encapsulation of macromolecules in liposomes, sustained release of sensitive proteins formulated with liposomes, formulation of factor VIII (both plasma-derived and recombinant) with liposomes to improve the pharmacokinetics of factor VIII, gene therapy by liposome-encapsulated DNA such as hemophilia A gene therapy as well as gene transfer into internal organs, and induction of tolerance to liver allograft by liposome mediated gene transfer, with plans to develop these technologies and products to a certain stage before partnering; (v) ownership of the controlling interest of Zilip-Pharma B.V., a subsidiary of Recoly N.V. and any employment or other business relationship with such entity; (vi) ownership as a Passive Investment without regard to the dollar amount thereof, of (I) an equity investment in Genaissance Pharmaceuticals, Inc., a Delaware corporation listed on the NASDAQ stock market engaged in product development based on pharmacogenomic technology and which has entered into a merger agreement with Clinical Data, Inc. ("CDC") pursuant to which it will become a wholly-owned subsidiary of CDC and (II) upon the consummation of such merger, the securities of CDC received in such merger, and (vii) ownership of approximately 30% of the outstanding shares, and service on the board of directors of, Cryonic-Medical S.A., a French company engaged in the field of cold therapy.

EXHIBIT B

                                RELEASE AGREEMENT

THIS RELEASE, entered into this [___] day of [___] 2006, by Robert Taub, residing at [_____________] (hereinafter referred to as the "Executive").

                                   WITNESSETH:

WHEREAS, the Executive and Omrix Biopharmaceuticals, Inc., a corporation existing under the laws of Delaware and having its principal offices in Brussels, Belgium and having registered offices in Wilmington, Delaware (hereinafter referred to as "Omrix"), entered into an employment agreement (the "Employment Agreement") dated as of [October 1, 2005], pursuant to Section 7i of which the Executive agreed and covenanted, upon a termination of employment, to execute a general release of any and all claims he may have or may believe he has against Omrix and/or its officers, directors, employees, shareholders, agents and representatives; and

WHEREAS, the employment of the Executive was terminated as of [___], pursuant to Section [___] of the Employment Agreement;

NOW, THEREFORE, in consideration of the benefits to be provided to the Executive pursuant to the Employment Agreement, it is agreed as follows:

     1. The Executive voluntarily, knowingly and willingly releases and forever discharges Omrix, its parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and each of their predecessors, successors and assigns, from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them the Executive or his executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time the Executive signs this agreement.

     2. The release being provided by Executive in this agreement includes, but is not limited to, any rights or claims relating in any way to the Executive's employment relationship with Omrix, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, or any other federal, state or local law or judicial decision.

     3. By signing this agreement, the Executive represents that he has not and will not in the future commence any action or proceeding arising out of the matters released hereby, and that he will not seek or be entitled to any award of legal or equitable relief in any action or proceeding that may be commenced on his behalf.

     4. The Executive acknowledges that Omrix has hereby advised him to consult with an attorney of his choosing prior to signing this agreement. The Executive represents that he has had the opportunity to review this agreement and, specifically, the release in paragraph 1, with an attorney of his choice. The Executive also agrees that he has entered into this agreement freely and voluntarily.

     5. The Executive acknowledges that he has been given at least twenty-one days to consider the terms of this agreement. Furthermore, once he has signed this agreement, the Executive shall have seven additional days from the date of signing this agreement to revoke his consent hereto. The agreement will not become effective until seven days after the date the Executive has signed it, which will be the effective date of this agreement.

IN WITNESS WHEREOF, the Executive has executed this release agreement as of the date first set forth above.

                                         ---------------------------------------
                                         Executive


                                         OMRIX PHARMACEUTICALS, INC.


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------


--------------------------------------
WITNESS:

EXHIBIT C

                               RELEASE AGREEMENT

     THIS RELEASE, entered into this [___] day of [_________] 2006, by Omrix Biopharmaceuticals, Inc. a Delaware corporation having registered offices in Wilmington, Delaware (hereinafter referred to as the "Company").

                                   WITNESSETH:

     WHEREAS, the Executive and Omrix Biopharmaceuticals, Inc., a corporation existing under the laws of Delaware and having registered offices in Wilmington, Delaware (hereinafter referred to as "Omrix"), entered into an employment agreement (the "Employment Agreement") dated as of [______], pursuant to Section 7j of which the Company agreed and covenanted, upon a termination of employment, to execute a general release of any and all claims it may have or may believe it has against the Executive and all his successors and assigns; and

WHEREAS, the employment of the Executive was terminated as of [___], pursuant to Section [___] of the Employment Agreement;

NOW, THEREFORE, in consideration of the benefits to be provided to the Executive pursuant to the Employment Agreement, it is agreed as follows:

     1. The Company, its parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and each of their predecessors, successors and assigns, voluntarily, knowingly and willingly releases and forever discharges the Executive and all his executors, administrators, successors and assigns, from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against him the Company, its parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and each of their predecessors, successors and assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising prior to the time the Executive signs this agreement.

     2. The release being provided by the Company in this agreement includes, but is not limited to, any rights or claims relating in any way to the Executive's employment relationship with Omrix, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, or any other federal, state or local law or judicial decision.

     3. By signing this agreement, the Company represents that it has not and will not in the future commence any action or proceeding arising out of the matters released hereby, and that it will not seek or be entitled to any award of legal or equitable relief in any action or proceeding that may be commenced on its behalf.

IN WITNESS WHEREOF, the Company has executed this release agreement as of the date first set forth above.

                                         By:
                                             -----------------------------------
                                             Executive of Omrix
                                             Biopharmaceuticals, Inc.
                                         Title:
                                                --------------------------------


                                         OMRIX BIOPHARMACEUTICALS, INC.


                                         Executive:
                                                    ----------------------------


--------------------------------------
WITNESS: